UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 27, 2010

IXYS Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26124	77-0140882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1590 Buckeye Drive, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-457-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2010 annual meeting of the stockholders of IXYS Corporation was held on August 27, 2010.

At the annual meeting, the stockholders elected each of the persons identified below to serve as our director, approved the increase of 350,000 shares of common stock under the 1999 Employee Stock Purchase Plan and ratified the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2011. The votes on the three proposals were as follows:

Proposal 1: Election of Directors

Director	Votes For	Votes Withheld	Broker Non-Vote
Donald Feucht	25,635,172	1,643,459	2,555,225
Samuel Kory	24,524,487	2,754,144	2,555,225
S. Joon Lee	24,836,848	2,441,783	2,555,225
Timothy A. Richardson	25,656,961	1,621,670	2,555,225
James M. Thorburn	25,657,280	1,621,351	2,555,225
Nathan Zommer	24,953,407	2,325,224	2,555,225

Proposal 2: Increase of 350,000 shares under the 1999 Employee Stock Purchase Plan

For	Against	Abstain	Broker Non-Vote
26,351,994	539,019	387,618	2,555,225

Proposal 3: BDO USA, LLP

For	Against	Abstain	Broker Non-Vote
29,690,443	135,732	7,681	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXYS Corporation

September 1, 2010	By:	Uzi Sasson

Name: Uzi Sasson
Title: President